Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ohio Power Company of our report dated February 21, 2019 relating to the financial statements, which appears in the 2018 Annual Report to Shareholders, which is incorporated by reference in Ohio Power Company’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
March 6 2019